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                                                           EXHIBIT 2.1.1.(a)

                        Signatures By Both Corporations
                           Constituting Amendments to
                     Restated Merger Agreement dated as of
                                January 5, 1995


This Agreement is entered into by and between Seda Specialty Packaging Corp. and American Safety Closure Corp. with reference to the Restated Agreement of Merger dated as of January 5, 1995 by and between Seda Specialty Packaging Corp., American Safety Closure Corp. and others.

For good and valuable consideration the parties hereto agree as follows:

Section 8.01(b) of the above referenced Restated Agreement of Merger as of January 5, 1995 is hereby amended by extending the closing date therein from December 29, 1995 to July 31, 1996.

On all other respects said Restated Agreement of Merger shall remain in full force and effect except as otherwise amended prior hereto.

This amendment has been executed as of May 24, 1996 by the parties below:

AMERICAN SAFETY CLOSURE CORP.



By /s/ SHAWN SEDAGHAT
  -----------------------------
  Shawn Sedaghat, President



SEDA SPECIALTY PACKAGING CORP.



By /s/ SHAWN SEDAGHAT
  -----------------------------
  Shawn Sedaghat, President